NEWS

Raptor Pharmaceuticals

Acquires Orphan Clinical Program

Novato, California, December 17, 2007 – Raptor Pharmaceuticals Corp. (“Raptor” or the “Company”) (OTC Bulletin Board: RPTP), today announced that its clinical development division, Bennu Pharmaceuticals Inc. (“Bennu”), has acquired a clinical product candidate, EC Cysteamine. Bennu received the exclusive worldwide license to EC Cysteamine, developed by clinical scientists at the University of California, San Diego, School of Medicine, by way of its acquisition by merger of Encode Pharmaceuticals, Inc. (“Encode”), previously a privately held, development-stage pharmaceutical company.

EC Cysteamine is a proprietary enterically coated formulation of cysteamine bitartrate, a cystine depleting agent currently approved by the U.S. Food and Drug Administration (“FDA”). Cysteamine bitartrate is prescribed for the management of the genetic disorder known as nephropathic cystinosis (“cystinosis”), a lysosomal storage disease characterized by the poor transport of cystine out of lysosomes. If left untreated, this disorder is associated with a high morbidity rate, including renal failure. EC Cysteamine has received orphan drug designation from the FDA’s Office of Orphan Products Development for the treatment of cystinosis. An evaluation of the product’s efficacy is currently underway in a clinical trial generously supported by the Cystinosis Research Foundation of Irvine, CA. The active ingredient in EC Cysteamine has also demonstrated potential in studies as a treatment for other metabolic and neurodegenerative diseases, such as Batten disease and Huntington’s disease.

“EC Cysteamine will add value, and balance our clinical portfolio with an advanced clinical program focused on a safe and potentially more effective second generation, proprietary treatment for the management of cystinosis,” stated Dr. Christopher M. Starr, Raptor’s Chief Executive Officer. “We plan to continue evaluating EC Cysteamine in other disorders for which it has already shown promise in the clinic.”

Nicholas Stergis, founder and former Vice Chairman of Encode, stated, “Having founded Encode over five years ago, I am pleased to execute this transaction with Raptor’s team. We have been very impressed with the Raptor management team’s broad expertise, sound development strategy, and the successful track record in advancing orphan designated therapies to commercialization.”

With its acquisition of Encode, Bennu obtained intellectual property rights related to EC Cysteamine, including an exclusive worldwide license to develop and market a product which has received orphan status. Ranjan Dohil, M.D., Associate Professor of Pediatrics at the University of California, San Diego, School of Medicine, will remain the lead clinical investigator for the ongoing cystinosis trial.

“Although cysteamine bitartrate has been approved for nephropathic cystinosis in both the U.S. and E.U. since 1994, optimal dosing has been limited by the required frequency of ingestion and associated gastrointestinal symptoms,” stated Dr. Dohil. “Through the generous and untiring support of the Cystinosis Research Foundation over the past five years, we have been able to undertake studies which have culminated in our ongoing clinical study using an enteric-release preparation of cysteamine bitartate. Preliminary clinical data has shown that EC Cysteamine improves gastrointestinal tolerance and absorption, which may allow for less frequent dosing compared to currently marketed cystinosis treatments. Enteric-coated cysteamine could increase compliance and utilization to expand the treatment population of nephropathic cystinosis patients. Improvements in patient tolerability also open the door for new clinical studies to evaluate the product’s efficacy in addressing other unmet medical needs.”

“I am excited that our clinical development pipeline now includes EC Cysteamine.” stated Ted Daley, President of Bennu, “We believe this improved reformulation of cysteamine bitartrate can dramatically improve the quality of life of existing cystinosis patients. Given that cysteamine bitartrate is a well known compound, we expect to initiate trials in new indications quickly.”

About Raptor Pharmaceuticals Corp.

Raptor Pharmaceuticals Corp.’s business consists of two segments: its 100% ownership of development stage biotechnology company Raptor Pharmaceutical Inc. (“Raptor Inc.”); and its 100% ownership of clinical-stage development company Bennu Pharmaceuticals Inc. Raptor Inc. bioengineers novel drug candidates and drug-targeting platforms derived from the human receptor-associated protein (“RAP”) and related proteins, while Bennu advances clinical-stage product candidates towards marketing approval and commercialization.

Raptor Inc.’s preclinical programs target cancer, neurodegenerative disorders and infectious diseases. HepTide™ is designed to utilize engineered RAP-based peptides conjugated to drugs to target their delivery to the liver to potentially treat primary liver cancer and hepatitis. In neurodegenerative diseases, engineered RAP peptides called NeuroTrans™ are currently undergoing evaluation at Stanford University in cell culture and preclinical models for their ability to enhance the transport of molecules from blood to brain. In an effort to protect its novel approach, Raptor Inc. currently has five patent applications in review in the U.S., and countries in Europe and Asia, as well as two provisional patent applications licensed from Washington University. In addition, Raptor Inc. has recently submitted two new provisional patent applications in the U.S., the first of which covers a new family of RAP peptides, and the second application to further support and expand its coverage in specific disease indications.

Bennu executes the clinical development of internal products and in-licensed candidates that are: 1) new chemical entities in mid-to-late stage clinical development; 2) currently approved drugs with potential efficacy in additional indications; and 3) treatments that Bennu could repurpose or reformulate as potentially more effective or convenient treatments for their currently approved indications. Bennu’s initial clinical programs include the treatment of aldehyde dehydrogenase (“ALDH2”) deficiency and nephropathic cystinosis.

For additional information, please visit www.raptorpharma.com.

FORWARD LOOKING STATEMENTS

This document contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to the following statements: the Company’s ability to develop a safer and more effective treatment for nephropathic cystinosis; the Company’s ability to conduct clinical trials and to address the unmet needs in metabolic and neurodegenerative diseases; the ability of EC Cysteamine to add value and balance to our clinical portfolio; the Company’s ability to improve compliance and utilization of EC cysteamine in cystinosis patients and expand the treatment population; the Company’s ability to address Huntington’s disease and Batten disease; and the Company’s ability to introduce EC cysteamine quickly to cystinosis patients as well as to initiate trials in new indications. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, which may cause our actual results to be materially different from these forward-looking statements. Factors which may significantly change or prevent our forward looking statements from fruition include that we may be unsuccessful in developing any products or acquiring products; that our technology may not be validated as we progress further and our methods may not be accepted by the scientific community; that we are unable to retain or attract key employees whose knowledge is essential to the development of our products; that unforeseen scientific difficulties develop with our process; that our patents are not sufficient to protect essential aspects of our technology; that competitors may invent better technology; that our products may not work as well as hoped or worse, that our products may harm recipients; and that we may not be able to raise sufficient funds for development or working capital when we require it. As well, our products may never develop into useful products and even if they do, they may not be approved for sale to the public. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Certain of these risks, uncertainties, and other factors are described in greater detail in our filings from time to time with the Securities and Exchange Commission (the “SEC”), which we strongly urge you to read and consider, including our Registration Statement on Form SB-2, as amended, that was declared effective on July 10, 2006 and our annual report on Form 10-KSB filed with the SEC on November 13, 2007, all of which are available free of charge on the SEC’s web site at http://www.sec.gov. Subsequent written and oral forward-looking statements attributable to us or to persons acting on our behalf are expressly qualified in their entirety by the cautionary statements set forth in our reports filed with the SEC. We expressly disclaim any intent or obligation to update any forward-looking statements.

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The Ruth Group

Sara Ephraim (investors)	Janine McCargo (media)
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